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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., dated May 1, 2003, and to the incorporation by reference of our reports dated February 7, 2003 on the Active International Allocation Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Equity Growth Portfolio, Fixed Income Portfolio, Global Value Equity Portfolio, High Yield Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Money Market Portfolio, Technology Portfolio, U.S. Real Estate Portfolio, and Value Portfolio (fourteen of the portfolios comprising The Universal Institutional Funds, Inc.) included in the 2002 Annual Reports to Shareholders, which Prospectuses and combined Statement of Additional Information are incorporated by reference in the Proxy Statement/Prospectus and the Statement of Additional Information included in this Registration Statement on Form N-14 of The Universal Institutional Funds, Inc.

We also consent to the reference to our firm under the caption "Fiscal Year End and Financial Statements" in the Proxy Statement/Prospectus included in this Registration Statement on Form N-14 of The Universal Institutional Funds, Inc.

                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 2, 2004